Exhibit 10.1

August 29, 2025

Ujjwal Kumar

Dear Ujjwal,

In connection with the termination of your employment with Teradyne, Inc. (“Teradyne”) on 9/30/25, (or earlier as set forth in Section 1 below), you are eligible to receive the severance benefits described in Attachment A if you (i) sign and return this agreement to the HR Service Center by 8/29/25; (ii) sign and return on your termination date the Release of Claims attached hereto as Attachment B and do not revoke it within the seven (7) day revocation period; and (iii) your employment is not terminated for “Cause” during the “Transition Period” as defined below.

If you choose not to sign this Agreement and Attachment B or you revoke your acceptance of the Release in Attachment B during the seven (7) day revocation period, you will not receive the severance benefits under this Agreement from Teradyne. If you choose not to sign this Agreement, you will only receive your regular salary during the “Transition Period”, along with the standard 2 weeks of severance, and payment on or before your termination for any unused Flex PTO time accrued, through the separation date.

1.
Separation Date - Your effective date of termination from Teradyne is 9/30/25 (the “Separation Date”), or such earlier date as your employment may be terminated by Teradyne for “Cause” as defined below. The period between today and your Separation Date shall be deemed a “Transition Period,” during which you will continue to work for Teradyne and will use your best efforts, in full cooperation and in accordance with the directions of Teradyne, to assist Teradyne with the orderly and successful transfer of your duties and responsibilities (the “Transition Duties”). Teradyne expects you to maintain appropriate, business-like decorum throughout the Transition Period. For purposes hereof, “Cause” shall mean a good faith finding by Teradyne that you: (a) failed to perform your Transition Duties diligently or effectively or were negligent in the performance of these duties; (b) materially breached this letter agreement; (c) breached your non-disclosure obligations under your Teradyne Employment Agreement; (d) engaged in misconduct, fraud, or embezzlement; (e) engaged in any conduct that is harmful to the business, interests or reputation of Teradyne or that is in good faith determined by Teradyne to be inappropriate in the workplace; (f) ceased to be in active employment at any time during the Transition Period (including due to voluntary termination by you); or (g) were convicted of, or pleaded guilty or nolo contendere to, a crime involving moral turpitude or any felony. If in Teradyne’s sole discretion, you are terminated without cause prior to 9/30/25, you will still be eligible for Severance Benefits pursuant to the terms of this Agreement. If you choose to resign from Teradyne prior to 9/30/25, you will not receive the Severance Benefits.
2.
Description of Severance Benefits - The Severance Benefits paid to you if you timely sign and return this agreement and sign and do not revoke Attachment B are described in Attachment A (the “Severance Benefits”).
3.
Release – In consideration of the payment of the Severance Benefits, which you acknowledge you would not otherwise be entitled to receive, you fully and unconditionally release Teradyne, its officers, directors, stockholders, subsidiaries, agents and employees (the “Released Parties”), from any and all claims, causes of action, rights, agreements, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which you ever had or now have against the Released Parties, including, but not limited to, those claims arising out of your employment with or separation from Teradyne including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Internal Revenue Code of 1986; the Immigration Reform and Control Act; the Americans with Disabilities Act of 1990; the

Worker Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the Family and Medical Leave Act; the Equal Pay Act; the Genetic Information Nondiscrimination Act of 2008; the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”); Families First Coronavirus Response Act; the Pregnant Worker’s Fairness Act (“PWFA”); Executive Order 11246; The Rehabilitation Act; the Massachusetts Law Against Discrimination, G.L. c. 151B, as amended; the Massachusetts Equal Rights Act, G.L. c. 93, as amended; the Massachusetts Civil Rights Act, G.L. c. 12, as amended; the Massachusetts Privacy Statute, G.L. c. 214, § 1B, as amended; the Massachusetts Sexual Harassment Statute, G.L. c. 214, § 1C; the Massachusetts Wage Payment Statute, G.L. c. 149, §§ 148, 148A, 148B, 149, 150, 150A-150C, 151, 152, 152A, et seq.; the Massachusetts Wage and Hour laws, G.L. c. 151§1A et seq.; the Massachusetts Workers' Compensation Act, G.L. c. 152, § 75B; the Massachusetts Small Necessities Act, G.L. c. 149, § 52D; the Massachusetts Equal Pay Act, G.L. c. 149, § 105A-C; the Massachusetts Equal Rights for the Elderly and Disabled, G.L. c. 93, § 103; the Massachusetts AIDS Testing statute, G.L. c. 111, §70F; the Massachusetts Consumer Protection Act, G.L. c. 93A; Massachusetts Employment Leave for Victims and Family Members of Abuse, G.L. c. 149, §52E, as amended; the Massachusetts Earned Sick Time Law, M.G.L. c. 149, § 148C; the Massachusetts Paid Family and Medical Leave Act, M.G.L. c.175M et seq. Massachusetts Parental Leave Act, G.L. c. 149, § 105D; Massachusetts Age Discrimination Law, G.L. c. 149 §24 A et seq.; all as amended, if amended, or any other federal or state law, rule, regulation, or ordinance; any public policy, contract, tort, or common law; all claims to any non-vested ownership interest in Teradyne, contractual or otherwise, including but not limited to claims to stock or stock options; or any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters. You also acknowledge that you are releasing any claim you have to unpaid wages or compensation of any kind.

4.
Non-Disclosure - You acknowledge your legal obligation to keep confidential all non-public information concerning Teradyne’s and its customers’ and suppliers’ intellectual property, trade secrets, or business that you acquired during the course of your employment with Teradyne, except as required or permitted by law, as stated more fully in the employment agreement you executed at the inception of your employment and which remains in full force and effect. You further acknowledge that during your employment with Teradyne you have had access to highly confidential customer information and may have signed acknowledgements, certifications and/or non-disclosure agreements in connection with that confidential customer information. You understand and acknowledge that your obligation to maintain the confidentiality of that information continues even after your employment with Teradyne ends and that unauthorized disclosure by you of any confidential customer information could expose you to liability to Teradyne and to the customer. You acknowledge that you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, you have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. You also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
5.
Return of Teradyne Property - You agree to return within 7 days of your Separation Date all Teradyne property in your possession or control. You further agree to leave intact all electronic Teradyne documents and information, including those which you developed or helped develop during your employment.
6.
Business Expenses and Benefits - You agree to submit within 10 days of your Separation Date all documentation for any reimbursements owed to you for authorized Teradyne expenses. All other benefits, including flex accrual, life insurance and long-term disability will cease upon your Separation Date.
7.
Non-Disparagement - You agree that as a condition to payment of the Severance Benefits, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of Teradyne regarding the Released Parties or about Teradyne’s business affairs and financial condition. Teradyne agrees that it will not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client of customer of Teradyne regarding your, your employment or separation from Teradyne. For all third party inquiries, you agree to direct requests for references to James Mahon, and if Mr. Mahon receives any such requests, on behalf of Teradyne he will provide only your dates of employment and job titles. Nothing in this paragraph is intended to limit your rights under state or federal law.
8.
Waiver of Rights - No delay or omission by Teradyne in exercising any right under this agreement shall operate as a waiver of that or any other right. A waiver or consent given by Teradyne on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
9.
Validity - Should any provision of this agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby.
10.
Confidentiality - To the extent permitted by law, you agree that as a condition for payment to you of the Severance Benefits, the terms and contents of this agreement and the negotiations and discussions resulting in this agreement, shall be maintained as confidential by you and your agents and shall not be disclosed to any third party except to the extent required by federal or state law or as otherwise agreed to in writing by Teradyne.
11.
Eligibility for Severance Program. Attachment A provides information on eligibility for the severance program.
12.
Post-Employment Restrictions – For the 12 months following the Separation Date (the “Restricted Period”), you agree that you shall not directly or indirectly:

a) Engage in any work (whether as an owner, partner, officer, employee, executive, director, investor, lender, consultant, independent contractor or otherwise, except as the holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) with or for Fanuc, Doosan, Techman, which you agree and acknowledge are direct competitors of Teradyne;

b) Either alone or in association with others, recruit, solicit, hire or engage as an independent contractor, any person who was employed by Teradyne at any time during the period of your employment with Teradyne, except for an individual whose employment with Teradyne has been terminated for a period of six months or longer; or

c) Either alone or in association with others, solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any client or customer or entity that was a prospective client or customer of Teradyne during your employment.

Additionally, for the 12 months following the Separation Date, you agree that you shall not directly or indirectly engage in any work acting as an advisor or consultant to any activist investor or potential counter party in any divestment of Teradyne Robotics or any of its business units.

If any restriction set forth in this Section 12 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, the parties agree that it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

You acknowledge that the restrictions contained in this Section 12 are necessary for the protection of the business and goodwill of Teradyne and are considered by you to be reasonable for such purpose. You agree that any breach of this Section 12 will cause Teradyne irreparable harm and therefore, in the event of any such breach, in addition to such other remedies that may be available, Teradyne shall have the right to seek equitable and/or injunctive relief. In the event of any court action with regard to Section 12 of this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

The geographic scope of this Section 12 shall extend to anywhere Teradyne or any of its subsidiaries is doing business, has done business or has plans to do business as of the Separation Date.

If you violate the provisions of this Section 12, Teradyne shall be entitled to discontinue any further payment of the Severance Benefits and you shall continue to be bound by the restrictions set forth in this Section 12 for an additional period of time equal to the duration of the violation, such additional period not to exceed 12 months.

You will have seven (7) business days after you sign this agreement to revoke the noncompetition restriction in Section 12(a).

13.
Voluntary Assent - You affirm that no other promises have been made to you by any person or entity to cause you to sign this agreement, and that you have read and fully understand its meaning and intent, including Attachment A. You represent that you have had an opportunity to fully review the terms of this agreement, including Attachment A, with an attorney and that you freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.
14.
Applicable Law - This agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.
15.
Massachusetts Acknowledgements – You acknowledge to the extent set forth in the General Release of All Claims section above – this Agreement contains a release of any and all claims Employee may have under the Massachusetts Wage Act and that this Agreement is intended to resolve any and all disputes related to wages, commissions, or other compensation.

16.
Electronic Signature - You understand that you may sign this Agreement and any other related documents by typing your name where your signature is required. By using this method, you are (a) accepting the terms and conditions of the document so signed, and (b) agreeing that your typed name is your electronic signature and that your electronic signature demonstrates my acceptance of terms of the agreement or other document. You agree that your electronic signature is as legally binding as an ink signature. You understand that you also may sign agreements or other documents and return a scanned copy as my acceptance of the agreements or other documents.

17.
Entire Agreement and Amendment - This agreement, including Attachment A contains and constitutes the entire agreement between the parties concerning your Severance Benefits and the settlement of claims against Teradyne and cancels all previous oral and written negotiations and/or commitments in connection therewith. This agreement shall be binding upon the parties and may not be modified in any manner except by a writing signed by an authorized representative of each party. Nothing in this paragraph, however, shall modify your obligations set forth in Section 12.

If you have any questions about the matters covered in this agreement, please call the HR Service Center at 978-370-3041.

Very truly yours,

James P Mahon

Chief Human Resource Officer, Teradyne

I hereby agree to the terms and conditions set forth above and in Attachment A.

/s/ Ujjwal Kumar__________________ August 28, 2025

Ujjwal Kumar Date

To be returned on August 29, 2025 to the Jim Mahon or, alternatively, to HR Service Center via email to hr.service.center@teradyne.com, mailed to Teradyne, HR Service Center, 700 Riverpark Drive, North Reading, MA 01864, or by faxing to 978-370-2310. You can reach us at hr.service.center@teradyne.com or by phone: 978-370-3041.

ATTACHMENT A

POST EMPLOYMENT BENEFITS SUMMARY

NAME: Ujjwal Kumar EMPLOYEE #:

EFFECTIVE DATE: September 30, 2025

SUPERVISOR: Greg Smith

FIRST SEVERANCE AMOUNT: $565,000.00

(Assumes Signed Release)

SECOND SEVERANCE AMOUNT: $565,000.00

(Assumes Signed Release)

SEVERANCE:

Assuming you sign and deliver the release to Teradyne, and the release becomes binding and effective, you will be paid the First Severance Amount in the next payroll run occurring after the date the release becomes binding and effective, you will be paid the Second Severance Amount in the first payroll run occurring 12 months after your Separation Date. If you are currently on direct deposit, your severance payment will be direct deposited in your bank account.

Severance payments are considered supplemental payments and subject to all applicable federal, state, and local income taxes and are not considered income for any 401(k) or other benefits related purpose

HEALTH BENEFITS:

Your medical, dental and/or vision coverage through Teradyne's active group will end on September 30, 2025.

The effective date for COBRA coverage is October 1, 2025. As of October 1, 2025, you may elect to continue your medical, dental and/or vision coverage through COBRA, generally, for up to an additional 18 months. Upon your termination from the active group insurance, you will receive correspondence explaining your options under COBRA.

Assuming the release form is signed, Teradyne will subsidize your medical, dental and vision premiums for up to twelve months. Your subsidy period is from October 1, 2025 – September 30, 2026. The amount to be paid by you during the subsidy period will be the active employee rates. Upon the expiration of this period, you will be required to pay the COBRA premiums. The 2026 rates will be communicated in November 2025.

MEDICAL INSURANCE

You are presently covered by the Health Investment Plan with Family coverage. Your medical coverage through Teradyne's active group will end on September 30, 2025.

The medical premium to be paid during the 2025 subsidy period is $476.82 per month

The Active Employee and COBRA Rate for 2026 will be provided during the annual Open Enrollment period in November 2025

DENTAL INSURANCE

You are presently covered by Delta Dental Preferred with Family coverage. Your dental coverage through Teradyne's active group will end on September 30, 2025.

The Dental premium to be paid during the 2025 subsidy period is $43.70 per month.

The Active Employee and COBRA Rate for 2026 will be provided during the annual Open Enrollment period in November 2025.

VISION INSURANCE

You are presently covered by Vision Service Plan (VSP) with Family coverage. Your vision coverage through Teradyne's active group will end on September 30, 2025.

The Vision premium to be paid during the 2025 subsidy period is $5.48 per month.

The Active Employee and COBRA Rate for 2026 will be provided during the annual Open Enrollment period in November 2025.

CONTINUATION OF HEALTH CARE BENEFITS

You will receive information from WEX Health about COBRA and continuing medical, dental and/or vision coverage as of October 1, 2025. This information will be mailed to your home following your termination date. The payments to WEX Health will begin with the month of October 1, 2025.

FIDELITY HEALTH SAVINGS ACCOUNT (HSA)

You will no longer meet HSA contribution eligibility requirements as of your termination date. You may still use your HSA funds tax free for qualified medical, dental or vision expenses, COBRA premiums, Medicare premiums and long term care premiums as defined by IRS Publication 502 Section 213 d. If you choose to withdraw your HSA funds for non qualified purposes you will be subject to a 10% penalty (prior to age 65) and will owe taxes on those funds (if contributions have been made pretax). HSA’s are owned by the individual, so you may elect to keep your HSA at Fidelity or roll the funds into an HSA at another qualified institution. Please contact Fidelity Customer Service at 1-866-956-3097 for more information and cost of maintaining your account.

HEALTHCARE FLEXIBLE SPENDING ACCOUNT

You have elected not to participate in the Healthcare Flexible Spending Account.

DEPENDENT CARE REIMBURSEMENT ACCOUNT

You have elected not to participate in the Dependent Care Reimbursement Account.

SHORT TERM DISABILITY, LONG TERM DISABILITY, AND TRAVEL ACCIDENT INSURANCE

Your coverage ends on your termination date.

LIFE INSURANCE

You are presently covered under the Company’s basic life insurance in an amount equal to $1,000,000. You elected Supplemental Life coverage in the amount of $500,000.

Your life insurance coverage through Teradyne ends on September 30, 2025. Teradyne’s group life insurance policy offers you an opportunity to continue your coverage after you terminate from the Company by either converting or porting your coverage. Lincoln Financial Group will help you determine which of these methods of continuation is available to you. Should you be interested in continuing your life insurance coverage beyond September 30, 2025, you should contact Lincoln Financial Group at 1-877-321-1015, immediately as all paperwork must be submitted to Lincoln Financial Group by the 31st day following your September 30, 2025 of employment with Teradyne

SAVINGS PLAN or SAVINGS PLAN PLUS (the Teradyne Inc. Savings Plan)

If participating in the Teradyne Savings Plan in 2025, your contributions will end with your last regular payroll. You will not receive a company matching contribution for 2025.

If you have an outstanding loan balance, please contact Fidelity at 1-866-956-3097 for instructions on how to repay your loan or set up Loan ACH to avoid loan default.

If you have a vested balance, the options listed below will be available to you upon termination. However, if your balance is $1,000 or less you will be required to take a distribution of your entire vested balance. Fidelity Investments will contact you if this applies to you.

•
Take a cash lump-sum distribution of your entire vested account balance. Income taxes and penalties would be due on this distribution. Please contact Fidelity at 1-866-956-3097 to request a withdrawal.
•
Rollover your entire vested account balance into another company's qualified plan or an individual retirement account (IRA). No taxes would be due at this time. Please contact Fidelity at 1-866-956-3097 to request a rollover.

If your balance exceeds $1,000, you may leave the money in the account up to age 73, at which time you must begin taking required minimum distributions. At any time, you may set up a systematic withdrawal plan, transfer to another plan, rollover to an IRA or take a full distribution by contacting Fidelity at 1-866-956-3097 or via their website at www.401k.com.

EMPLOYEE STOCK PURCHASE PLAN

If you are currently participating in the Employee Stock Purchase Plan, the plan to date contributions will be refunded to you on or before your termination date.

VARIABLE COMPENSATION PAYMENT

If payment is made, you will receive your 2025 variable compensation (bonus) prorated to the period of 2025 up to your separation date. Payment will be paid in February, 2026 at the same time as the normal company payment of such bonuses.

RESTRICTED STOCK UNITS

All unvested restricted stock units are cancelled as of your termination date.

PERFORMANCE RESTRICTED STOCK UNITS

All unvested performance restricted stock units are cancelled as of your termination date.

STOCK OPTIONS

You have 90 days from termination date to exercise any vested unexercised stock options. All unvested stock options are cancelled as of your termination date. Please contact Fidelity directly to exercise your options.

VOLUNTARY BENEFITS (AUTO & HOME INSURANCE, PET INSURANCE)

If participating, you should contact Mercer directly at 1-877-294-8946 for further information on continuing your coverage.

METLIFE LEGAL PLAN

If participating, contact MetLife directly at 1-800-821-6400 for further information on continuing coverage for 12 months through a portable plan.

NORTON LIFELOCK IDENTITY THEFT

If enrolled in the Norton LifeLock Identity Theft Protection plan, the coverage will end on your termination date. The Teradyne group pricing is no longer in effect but a discount on all the retail products would be available. Members may elect to keep their coverage by paying the new premium directly to Norton. Please contact the HR Service Center if you would like the portability flyer.

AETNA SUPPLEMENTAL HEALTH PLANS

If enrolled in any of the Aetna Supplemental Health Plans, the coverage will end on your termination date. Members may elect to keep their voluntary benefits by paying the premium directly to Aetna. The member must complete a portability election form within 30 calendar days of the September 30, 2025 of coverage under the plan. Please contact the HR Service Center if you need the portability election form.

FLEX TIME-OFF

The Flex Time-off Plan will pay you 100% of any accumulated time off when you leave the Company. Your flex time will be cashed out to you on or before your termination date.

EDUCATION ASSISTANCE

You will be responsible to repay Teradyne for any incomplete courses.

THIS SUMMARY OF BENEFITS IS PROVIDED AS A CONVENIENCE FOR THE TERMINATING EMPLOYEE AND COULD BE SUBJECT TO CHANGE OR CORRECTION. THE INFORMATION PROVIDED IS ONLY A GENERAL SUMMARY AND DOES NOT REPLACE OFFICIAL PLAN DOCUMENTS OR POLICIES WHICH GOVERN IN ALL CASES. TERMINATING EMPLOYEES ARE RESPONSIBLE FOR PROVIDING TERADYNE WITH FUTURE ADDRESS CHANGES TO ENSURE RECEIPT OF W2’s, SAVINGS PLAN AND RETIREMENT INFORMATION.

If you have any questions regarding your termination or your benefits, please contact The HR Service Center at 978-370-3041 or by email at hr.service.center@teradyne.com

CONFIDENTIALITY STATEMENT

When you joined Teradyne or an affiliated company of Teradyne (as applicable, hereinafter referred to as "Company"), you signed an Employment Agreement. You are reminded that the Employment Agreement includes obligations related to confidential and proprietary information of Teradyne, its affiliates, and their respective employees, customers, partners, and suppliers (collectively, the “Protected Parties”), along with other obligations as fully set forth in your Employment Agreement. Your confidentiality obligations apply for the duration of your employment and after you leave Company’s employment. You acknowledge your legal obligation not to disclose to any unauthorized persons or legal entities confidential information concerning the Protected Parties’ intellectual property, confidential information, trade secrets, business, technology, and products that you learned during the period of your employment, except as required or permitted by law, all as more fully set forth in your Employment Agreement. You acknowledge that you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, you have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. You also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in the Employment Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

/s/ Ujjwal Kumar__________________ September 30, 2025

Ujjwal Kumar Date

Email Address: _________________________ Cell Phone: _________________________

ATTACHMENT B

RELEASE OF CLAIMS

In consideration of the payment of the Severance Benefits set forth in the 8/29/25 letter agreement between you and Teradyne. Inc., which you acknowledge you would not otherwise be entitled to receive if you do not execute this Release, you fully and unconditionally release Teradyne, its officers, directors, stockholders, subsidiaries, agents and employees (the “Released Parties”), from any and all claims, causes of action, rights, agreements, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which you ever had or now have against the Released Parties, including, but not limited to, those claims arising out of your employment with or separation from Teradyne including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Internal Revenue Code of 1986; the Immigration Reform and Control Act; the Americans with Disabilities Act of 1990; the Worker Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the Family and Medical Leave Act; the Equal Pay Act; the Genetic Information Nondiscrimination Act of 2008; the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”); Families First Coronavirus Response Act; the Pregnant Worker’s Fairness Act (“PWFA”); the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”); Executive Order 11246; The Rehabilitation Act; the Massachusetts Law Against Discrimination, G.L. c. 151B, as amended; the Massachusetts Equal Rights Act, G.L. c. 93, as amended; the Massachusetts Civil Rights Act, G.L. c. 12, as amended; the Massachusetts Privacy Statute, G.L. c. 214, § 1B, as amended; the Massachusetts Sexual Harassment Statute, G.L. c. 214, § 1C; the Massachusetts Wage Payment Statute, G.L. c. 149, §§ 148, 148A, 148B, 149, 150, 150A-150C, 151, 152, 152A, et seq.; the Massachusetts Wage and Hour laws, G.L. c. 151§1A et seq.; the Massachusetts Workers' Compensation Act, G.L. c. 152, § 75B; the Massachusetts Small Necessities Act, G.L. c. 149, § 52D; the Massachusetts Equal Pay Act, G.L. c. 149, § 105A-C; the Massachusetts Equal Rights for the Elderly and Disabled, G.L. c. 93, § 103; the Massachusetts AIDS Testing statute, G.L. c. 111, §70F; the Massachusetts Consumer Protection Act, G.L. c. 93A; Massachusetts Employment Leave for Victims and Family Members of Abuse, G.L. c. 149, §52E, as amended; the Massachusetts Earned Sick Time Law, M.G.L. c. 149, § 148C; the Massachusetts Paid Family and Medical Leave Act, M.G.L. c.175M et seq. Massachusetts Parental Leave Act, G.L. c. 149, § 105D; Massachusetts Age Discrimination Law, G.L. c. 149 §24 A et seq.; all as amended, if amended, or any other federal or state law, rule, regulation, or ordinance; any public policy, contract, tort, or common law; all claims to any non-vested ownership interest in Teradyne, contractual or otherwise, including but not limited to claims to stock or stock options; or any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters. You also acknowledge that you are releasing any claim you have to unpaid wages or compensation of any kind.

You hereby acknowledge that you have been given at least twenty-one (21) days (since 8/29/25) to consider this Release, that Teradyne advised you that you have the right to consult with an attorney of your own choosing prior to signing this Release, and that you may revoke this Release for a period of seven (7) days after you sign it by notifying the HR Service Center in writing.

You understand that you may sign this Agreement and any other related documents by typing your name where your signature is required. By using this method, you are (a) accepting the terms and conditions of the document so signed, and (b) agreeing that your typed name is your electronic signature and that your electronic signature demonstrates your acceptance of terms of the agreement or other document. You agree that your electronic signature is as legally binding as an ink signature. You understand that you also may sign agreements or other documents and return a scanned copy as my acceptance of the agreements or other documents.

/s/ Ujjwal Kumar__________________ September 30, 2025

Ujjwal Kumar Date

To be returned no earlier than September 30, 2025 the HR Service Center via email to hr.service.center@teradyne.com mailed to Teradyne, HR Service Center, 700 Riverpark Drive, North Reading, MA 01864, or by faxing to 978-370-2310. You can reach us at hr.service.center@teradyne.com or by phone: 978-370-3041